QNB CORP.

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by MONTH DD, 2026 at 6:00 A.M., local time.

Online
Go to www.investorvote.com/QNBC or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/QNBC

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2026 Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote "FOR" Proposals 1 and 2.

Proposal	For	Against	Abstain
1. A proposal to approve the Agreement and Plan of Merger (which we refer to as the "merger agreement"), dated as of September 23, 2025, by and between QNB and The Victory Bancorp, Inc. (which we refer to as "Victory"), pursuant to which Victory will merge with and into QNB (which we refer to as the "merger"), with QNB surviving the merger, and the transactions contemplated by the merger agreement, including the merger, each as more fully described in the accompanying joint proxy statement/prospectus (which we refer to as the "QNB merger proposal"); and	☐	☐	☐
2. A proposal to adjourn the QNB special meeting, if necessary or appropriate, to solicit additional proxies in favor of the QNB merger proposal (which we refer to as the "QNB adjournment proposal").	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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2026 Special Meeting of QNB Corp. Shareholders

The 2026 Special Meeting of Shareholders of QNB Corp. will be held on Day, Month Date, 2026 at 11:00 am local time, virtually via the Internet at meetnow.global/XXXXXXX.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/QNBC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

QNB Corp.

Notice of 2026 Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — Month Day, 2026

Teresa Milazzo and Scott Orzehoski, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of QNB Corp. to be held on Month Day, 2026 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1 (proposal to approve the Agreement and Plan of Merger between QNB and The Victory Bancorp, Inc.) and FOR Proposal 2 (to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies).

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C **Non-Voting Items**

Change of Address — Please print new address below.

Comments — Please print your comments below.